Exhibit 99.1

Solar Senior Capital Announces A Monthly Dividend of $0.05 per Share for June 2011

NEW YORK--(BUSINESS WIRE)--June 6, 2011--Solar Senior Capital Ltd. (NASDAQ: SUNS), today declared its first monthly dividend payment of $0.05 per share for the month of June 2011. The dividend will be paid on June 30, 2011 to stockholders of record on June 16, 2011. The Company expects the dividend to be paid from taxable earnings with specific tax characteristics reported to stockholders after the end of the calendar year.

“We are happy to have reached this important milestone three months after the completion of the IPO,” said Michael Gross, Chairman and CEO of Solar Senior Capital Ltd. “We expect our monthly dividend to increase as our portfolio ramp continues to progress as planned.”

ABOUT SOLAR SENIOR CAPITAL LTD.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form senior secured loans including first lien, unitranche, and second lien debt instruments.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

CONTACT:
Solar Senior Capital Ltd
Nick Radesca, 212-993-1660